Exhibit 10.7

EXECUTION VERSION

Better World Acquisition Corp.
775 Park Avenue
New York, NY 10021

December 9, 2022

BWA Sponsor LLC 775 Park Avenue New York, NY 10021 Attn: Rosemary L. Ripley, CEO	EarlyBirdCapital, Inc. 366 Madison Ave 8th Floor New York, NY 10017 Attn: Steven Levine

Heritage Distilling Holding Company, Inc. 9668 Bujacich Road Gig Harbor, WA 98332 Attn: Justin Stiefel	HDH Newco, Inc. 775 Park Avenue New York, NY 10021 Attn: Rosemary L. Ripley

Re:	CVR Funding and Waiver Letter

Ladies and Gentlemen:

Reference is hereby made to that certain Business Combination Agreement (as it may be amended from time to time in accordance with the terms thereof the “BCA”), dated on or about the date hereof, by and among Better World Acquisition Corp., a Delaware corporation (together with its successors, “SPAC”), HDH Newco, Inc., a Delaware corporation and a wholly owned subsidiary of SPAC (together with its successors, “Pubco”), BWA Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), HD Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Company Merger Sub”), Heritage Distilling Holding Company, Inc., a Delaware corporation (together with its successors, the “Company”), BWA Sponsor LLC, a Delaware limited liability company, in the capacity as the SPAC Representative thereunder, and Justin Stiefel, in the capacity as the Seller Representative thereunder. Any capitalized terms used but not defined in this letter agreement (this “Agreement”) will have the meanings ascribed thereto in the BCA

In connection with the BCA, BWA Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and EarlyBirdCapital, Inc. (“EBC”), have agreed to enter into this Agreement with SPAC, the Company and Pubco relating to the 3,154,650 Founder Shares held by the Sponsor and the 332,420 Representative Shares held by EBC.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Sponsor, EBC, SPAC, the Company and Pubco hereby agree as follows:

1. CVR Funding. The Sponsor hereby agrees at (and subject to) the Closing to deposit into escrow with the CVR Escrow Agent an aggregate of 1,000,000 of the shares of Pubco Common Stock to be received by the Sponsor for its Founder Shares (the “Founder CVR Escrow Shares”), with such Founder CVR Escrow Shares to be held by the CVR Escrow Agent in accordance with the terms and conditions of Section 1.12 of the BCA, the CVR Escrow Agreement and the CVR Agreement.

2. Waiver of Rights to CVRs. Each of the Sponsor and EBC hereby irrevocably (subject to Section 3 below) waives any and all rights that it might have, whether under the BCA, applicable Law or otherwise, to receive CVRs in the SPAC Merger with respect to any Founder Shares or Representative Shares that it owns.

3. Termination. Notwithstanding anything to the contrary contained in this Agreement, in the event that the BCA is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate, and upon such termination this Agreement shall be null and void and of no effect whatsoever, and the parties hereto shall have no obligations under this Agreement.

4. Miscellaneous.

(a) Entire Agreement. This Agreement (including the BCA, to the extent incorporated herein) constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof.

(b) Amendment; Waiver. This Agreement may not be changed, amended, modified or waived as to any particular provision, except by a written instrument executed by all parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

(c) Assignment; No Third Party Beneficiaries. No party hereto may assign either this Agreement or any of its rights or obligations hereunder without the prior written consent of the other parties hereto, and any purported assignment without such consent shall be null and void ab initio and of no force or effect. This Agreement shall be binding on the undersigned parties and their respective successors and permitted assigns. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the State of Delaware (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 1(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(h) Specific Performance. Each party hereto acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by such party, money damages may be inadequate and the other party or parties may not have adequate remedy at law, and agrees that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by such party in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereunder shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement by any other party or parties and to enforce specifically the terms and provisions hereof, this being in addition to any other right or remedy to which such party or parties may be entitled under this Agreement, at law or in equity.

(i) Counterparts; Electronic Delivery. This Agreement may be executed in multiple counterparts (including by facsimile or pdf or other electronic document transmission), each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. A photocopy, faxed, scanned and/or emailed copy of this Agreement or any signature page to this Agreement, shall have the same validity and enforceability as an originally signed copy.

{Remainder of Page Left Blank; Signature Page Follows}

Please indicate your agreement to the foregoing by signing in the space provided below.

BETTER WORLD ACQUISITION CORP.

By:	/s/ Rosemary L. Ripley
Name:	Rosemary L. Ripley
Title:	Chief Executive Officer

Accepted and agreed, effective as of the date first set forth above:

BWA SPONSOR LLC

By:	/s/ Rosemary L. Ripley
Name:	Rosemary L. Ripley
Title:	Managing Member

By:	/s/ Peter S.H. Grubstein
Name:	Peter S.H. Grubstein
Title:	Managing Member

EARLYBIRDCAPITAL, INC.

By:	/s/ Steven Levine
Name:	Steven Levine
Title:	CEO and Head of Investment Banking

HERITAGE DISTILLING HOLDING COMPANY, INC.

By:	/s/ Justin Stiefel
Name:	Justin Stiefel
Title:	Chief Executive Officer

HDH NEWCO, INC.

By:	/s/ Peter S.H. Grubstein
Name:	Peter S.H. Grubstein
Title:	Secretary & Treasurer

{Signature Page to CVR Funding and Waiver Letter Agreement}